                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
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                             BIO-LOGIC SYSTEMS CORP.
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                (Name of Registrant as Specified In Its Charter)

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Bio-logic®

Systems Corp.

One Bio-logic Plaza

Mundelein, Illinois 60060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 25, 2003

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Bio-logic Systems Corp. (the “Company”) will be held at the Company’s headquarters, One Bio-logic Plaza, Mundelein, Illinois 60060 on August 25, 2003, at 10:00 A.M. Central Daylight Time, for the following purposes:

1.	To elect two Class II directors to hold office for a term of three years and until their successors are elected and qualified; and

2.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on June 26, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Gabriel Raviv, Ph.D., Chairman

and Chief Executive Officer

Mundelein, Illinois

June 27, 2003

PROXY STATEMENT

ANNUAL MEETING OF

STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bio-logic Systems Corp. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s headquarters, One Bio-logic Plaza, Mundelein, Illinois 60060 on August 25, 2003, at 10:00 A.M. Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares of common stock, par value $0.01 per share (the “Common Stock”) for which they are appointed in accordance with the directions of the stockholders appointing them. If the enclosed form of proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, such shares will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption “Proposal No. 1, Election of Directors.” Any stockholder giving such a proxy may revoke it at any time before it is exercised in any manner permitted by law.

Only holders of shares of Common Stock of record at the close of business on June 26, 2003 are entitled to vote at the Meeting. On the record date, the Company had outstanding and entitled to vote 4,126,706 shares of Common Stock. Each share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding Common Stock, to be represented at the Meeting in person or by proxy, shall constitute a quorum. The affirmative vote of a plurality of the Common Stock so represented is necessary to elect the nominees for election as directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s Common Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote “against” the matter even though the stockholder may interpret such action differently. Accordingly, except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

The principal executive offices of the Company are located at One Bio-logic Plaza, Mundelein, Illinois 60060. The Company expects to mail this Proxy Statement and the accompanying form of proxy on or about July 3, 2003.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning stock ownership of (i) all persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director and each nominee for director of the Company, (iii) each executive officer of the Company named under “Executive Compensation” and (iv) all officers and directors of the Company as a group as of June 26, 2003:

Name of Beneficial Holder or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Gabriel Raviv, Ph.D.	282,652 (3)	6.5%
c/o Bio-logic Systems Corp.
One Bio-logic Plaza
Mundelein, IL 60060

Name of Beneficial Holder or Identity of Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Roderick G. Johnson	100,000	(4)	2.3%
c/o Bio-logic Systems Corp. One Bio-logic Plaza Mundelein, IL 60060

Gil Raviv, Ph.D.	309,395	(5)	7.1%
933 Sutton Drive Northbrook, IL 60062

Charles Z. Weingarten, M.D.	215,351	(6)	4.9%
c/o Bio-logic Systems Corp. One Bio-logic Plaza Mundelein, IL 60060

Bernard Levine, M.D.	385,143	(7)	8.8%
c/o New York Medical Center Department of Medicine 550 First Avenue New York, NY 10016

Albert Milstein	48,500	(8)	1.1%
c/o Bio-logic Systems Corp. One Bio-logic Plaza Mundelein, IL 60060

Thomas S. Lacy	44,625	(9)	1.0%
c/o Bio-logic Systems Corp. One Bio-logic Plaza Mundelein, IL 60060

Craig W. Moore	29,125	(10)	*
c/o Bio-logic Systems Corp. One Bio-logic Plaza Mundelein, IL 60060

Lawrence D. Damron	2,625	(11)	*
c/o Bio-logic Systems Corp. One Bio-logic Plaza Mundelein, IL 60060

All officers and directors as a group (8 persons)	1,032,273	(12)	23.6%

*	Less than 1%
(1)	Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.
(2)	Determined on the basis of 4,126,706 shares of Common Stock issued (exclusive of treasury shares), except that shares underlying stock options which are exercisable within 60 days of June 26, 2003 are deemed to be outstanding for purposes of determining the percentage owned by holders of such options.
(3)	Includes (i) 60,250 shares underlying immediately exercisable options and (ii) 30,000 shares beneficially owned by Gabriel Raviv as Trustee for the Gil Raviv Family Trust. Does not include (i) 193,000 shares beneficially owned by Ms. Mimi Lutwak as Trustee for the Gabriel Raviv Family Trust, (ii) 210,125 shares owned by Gabriel Raviv’s wife, as to which Dr. Raviv disclaims beneficial ownership, and (iii) 66,250 shares underlying options which are not exercisable within 60 days.

(4)	Includes 100,000 shares underlying immediately exercisable options, but excludes 82,500 shares underlying options which are not exercisable within 60 days.
(5)	Includes 8,250 shares underlying immediately exercisable options. Does not include (i) 30,000 shares beneficially owned by Gabriel Raviv as Trustee for the Gil Raviv Family Trust, (ii) 2,250 shares owned by Gil Raviv’s wife, as to which Dr. Raviv disclaims beneficial ownership, and (iii) 3,750 shares underlying options which are not exercisable within 60 days.
(6)	Includes 17,250 shares underlying immediately exercisable options, but excludes 3,750 shares underlying options which are not exercisable within 60 days.
(7)	Based on a Schedule 13D filed by Dr. Levine.
(8)	Includes 12,250 shares underlying immediately exercisable options, but excludes (i) 750 shares owned by Al Milstein’s son, as to which Mr. Milstein disclaims beneficial ownership, and (ii) 3,750 shares underlying options which are not exercisable within 60 days.
(9)	Includes 15,375 shares underlying immediately exercisable options, but excludes 8,875 shares underlying options which are not exercisable within 60 days.
(10)	Includes 26,125 shares underlying immediately exercisable options, but excludes 9,375 shares underlying options which are not exercisable within 60 days.
(11)	Includes 2,625 shares underlying immediately exercisable options, but excludes 10,375 shares underlying options which are not exercisable within 60 days.
(12)	Includes 242,125 shares underlying immediately exercisable options, but excludes 188,625 shares underlying options which are not exercisable within 60 days.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until their successors are duly elected and qualified. The term of office of the current Class II directors expires at the 2003 Annual Meeting. The accompanying form of proxy will be voted for the election as director of the two Class II director nominees listed below, who are currently directors, unless the proxy contains contrary instructions. Management has no reason to believe that the nominees will become unable or unwilling to serve as directors. However, if the nominees should become unable or unwilling to serve as directors, the proxy will be voted for the election of such person or persons as shall be designated by the directors.

The following sets forth the names and ages of the directors and the director nominees, their respective principal occupation and brief employment history and the period during which each has served as a director of the Company.

Name	Age	Director Since
Gil Raviv, Ph.D	47	March 1979
Roderick G. Johnson	54	September 1999
Gabriel Raviv, Ph.D	52	March 1979
Craig W. Moore(1)(2)	58	December 1992
Charles Z. Weingarten, M.D.(2)	64	March 1979
Albert Milstein(1)(2)	56	October 1984
Lawrence D. Damron(1)	57	February 2002

(1)	Member of Audit Committee
(2)	Member of Compensation and Equity Incentives Committee

Class II nominees with terms expiring at the 2003 Annual Meeting:

Gil Raviv, Ph.D (47) has been a director of the Company since its inception in March 1979 and was Executive Vice President from July 1984 until his resignation effective as of January 1, 1993. Dr. Raviv has been President of SNAP Laboratories, LLC, an apnea and snoring analysis business, since October 1993. Dr. Raviv received his Ph.D. in Electrical Engineering and Computer Sciences from Northwestern University and his M.S. in Physics from the Hebrew University, Jerusalem, Israel. Gil Raviv and Gabriel Raviv are brothers.

Roderick G. Johnson (54) has been a director of the Company since September 1999 when he was also named President and Chief Operating Officer of the Company. He founded the NeuroCare Group in 1994 and served as its Chairman, President and Chief Executive Officer until 1999. From 1992 through 1994, Mr. Johnson served as CEO-in-residence at Weiss, Peck & Greer and the Continental Illinois Venture Corporation. In addition, from 1988 through 1991, Mr. Johnson was President and Chief Executive Officer of Domino Amjet, Inc.

Class III directors with terms expiring at the 2004 Annual Meeting:

Gabriel Raviv, Ph.D (52) has been a director of the Company since its inception in March 1979. He was Vice President of the Company from March 1979 until February 1981, when he became President and Chief Executive Officer. In September 1999, Dr. Raviv relinquished the role of President, and retained the position of Chief Executive Officer. He is an Adjunct Professor at Northwestern University. From October 1975 until January 1981, Dr. Raviv was the Director of the Clinical Research Instrumentation Laboratory at Evanston Hospital (an affiliate of Northwestern University). Dr. Raviv received his M.S. and Ph.D. degrees in Electrical Engineering and Computer Sciences from Northwestern University. Gabriel Raviv and Gil Raviv are brothers.

Craig W. Moore (58) has been a director of the Company since 1992, and from 1985 to 2001 was Chairman of the Board and Chief Executive Officer of Everest Health Care Services Corp., a provider of dialysis to patients with renal failure. From March 1986 through September 1995, Mr. Moore was Executive Vice President of West Suburban Kidney Center, S.C., a renal dialysis business. Since 1986 Mr. Moore has been President of Continental Health Care, Ltd., an extracorporeal services and supply company, and since 1990, has also been President of New York Dialysis Management, a dialysis management business. Mr. Moore has over 21 years of experience in the healthcare industry with American Hospital Supply Corporation, Baxter Healthcare Corporation and Everest Health Care Services Corp.

Class I directors with terms expiring at the 2005 Annual Meeting:

Charles Z. Weingarten, M.D. (64) has been a director of the Company since its inception in March 1979 and was President of the Company from its inception until February 1981, at which time he became Vice President-Medical Products. Dr. Weingarten resigned as Vice President-Medical Products effective August 1995. For more than 22 years, Dr. Weingarten has maintained a private surgical practice. He is an attending physician at Evanston Hospital, Glenbrook Hospital and Swedish Covenant, which are all located in the Chicago area. Dr. Weingarten is also an Assistant Professor at Northwestern University Medical School. Dr. Weingarten received his M.D. degree from Tulane University Medical School and was certified by the American Board of Otolaryngology in 1969.

Albert Milstein (56) has been a director of the Company since 1984 and has been a partner with the law firm of Winston & Strawn since 1978.

Lawrence D. Damron (57) was appointed a director of the Company in February 2002. Mr. Damron is the Senior Vice President and Chief Financial Officer of Aksys, Ltd., a provider of hemodialysis products and services. From June 1999 until December 2000, he was Chief Financial Officer of Everest Healthcare Services, a provider of dialysis and other blood treatment services, and from July 1997 to June 1999 was Senior Vice President, Finance and Treasurer of Evanston Northwestern Healthcare. Mr. Damron was also with Baxter International from 1985 until 1997 where he held a number of key management positions, including Corporate Treasurer from 1992 until 1997.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE CLASS II DIRECTOR NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD

The Board of Directors has an Audit Committee, a Compensation and Equity Incentives Committee and a Corporate Development Committee. Although the Board of Directors establishes a Nominating Committee on an ad hoc basis, it is not a standing committee. The Board of Directors held five meetings during the last fiscal year, the Audit Committee held three meetings, and the Compensation and Equity Incentives Committee held two meetings. Each of the current directors attended at least 75% of the aggregate of (i) the meetings of the Board of Directors and (ii) meetings of any Committees of the Board on which such person served which were held during the time such person served.

The Compensation and Equity Incentives Committee, currently comprised of Craig Moore (Chairman), Charles Weingarten and Albert Milstein, is responsible for making recommendations to the Board of Directors on the compensation of the Chief Executive Officer and the Chief Operating Officer, and for administrating the Company’s 1994 Stock Option Plan (the “Plan”).

The Audit Committee, currently comprised of Lawrence Damron (Chairman), Craig Moore, and Albert Milstein, reviews the Company’s internal controls and the objectivity of the Company’s financial reporting. It meets with the Company’s appropriate financial personnel and the Company’s independent public accountants in connection with the audit of the financial statements in the Company’s annual reports and the review of the financial statements in the Company’s quarterly reports. The Audit Committee operates pursuant to a written charter that was filed as an Exhibit to the Company’s proxy statement for its 2001 Annual Meeting. Members of the Audit Committee are independent, within the meaning of Rule 4200(a)(15) of the NASD Marketplace Rules.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements as of and for the fiscal year ended February 28, 2003 and discussed them with the Company’s management. In connection with this review, the Audit Committee discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380); received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees); and discussed with Grant Thornton its independence. Based on its review and these discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 28, 2003.

By the Audit Committee:

Lawrence Damron, Audit Committee Chairman

Albert Milstein, Audit Committee Member

Craig Moore, Audit Committee Member

Pursuant to SEC rules, the information under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. It is specifically excluded from any material incorporated by reference in the company’s filings under the Securities Act of 1933 or the Exchange Act of 1934, whether such filings occur before or after the date of this Proxy Statement, and notwithstanding anything to the contrary set forth in any filing.

COMPENSATION AND EQUITY INCENTIVES COMMITTEE REPORT

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining experienced executive officers. The Compensation and Equity Incentives Committee’s informal executive compensation philosophy (which applies generally to all executive officers of the Company, including the President and Chief Executive Officer) considers a number of factors, which may include providing levels of compensation competitive with companies in comparable industries which are at a similar stage of development; integrating the compensation of the executive officers of the Company with the achievement of performance goals; rewarding above average corporate performance; and recognizing and providing incentive for individual initiative and achievement.

The executive officers receive base salaries pursuant to the terms of their employment agreements with the Company. See “Executive Compensation—Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” During fiscal year 2003 the Compensation and Equity Incentives Committee recommended to the Board that the Chief Executive Officer and Chief Operating Officer receive (i) options to purchase shares of Common Stock, and (ii) a bonus payable to them in connection with the financial performance of the Company for fiscal year 2002.

For fiscal 2003, the bonus payable to the Chief Executive Officer was based upon the achievement of certain sales, income, and asset management goals; the actual amount of such bonus was based on how closely the Company achieved those goals.

By the Compensation and Equity Incentives Committee:

Craig Moore, Compensation and Equity Incentives Committee Chairman

Albert Milstein, Compensation and Equity Incentives Committee Member

Charles Weingarten, Compensation and Equity Incentives Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended February 28, 2003, the members of our Compensation and Equity Incentives Committee, were Craig Moore, Charles Weingarten and Albert Milstein. No member of our Compensation and Equity Incentives Committee was, or has been, an officer or employee of the Company or any of its subsidiaries, except for Mr. Weingarten who was President of the Company from its inception until 1981 and Vice President-Medical Products until his resignation in 1995.

No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

DIRECTOR COMPENSATION

Directors who are not salaried officers of the Company received fees of $2,500 per meeting during the fiscal year ended February 28, 2003. These directors also received an additional payment of $1,000 during the fiscal year. Directors have received, and future directors will be entitled to receive, 2,500 stock options at the time of each annual meeting. On August 23, 2002 each of the Company’s current directors received their annual automatic grant of director options to purchase 2,500 shares of Common Stock. This grant was issued to each director at an exercise price of $4.30 per share, except for Gabriel Raviv and Gil Raviv, whose exercise price was $4.73. Additionally, Messrs. Moore and Damron each receive additional stock options to purchase 2,500 shares; the exercise price of such stock options is equal to the closing stock price on that day.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth compensation paid or accrued by the Company to the Chief Executive Officer and each other executive officer whose cash compensation exceeded $100,000 during the fiscal year ended February 28, 2003 (the “Named Executive Officers”), for services rendered during the fiscal years ended February 28, 2003, 2002 and 2001:

Summary Compensation Table

		Annual Compensation		Long-Term
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options
Gabriel Raviv, Ph.D. (1)	2003	280,418	142,236	62,500
Chairman and Chief	2002	271,693	173,340	37,500
Executive Officer	2001	248,180	—	2,500

Roderick G. Johnson	2003	223,684	94,824	42,500
President and Chief	2002	224,500	115,560	37,500
Operating Officer	2001	196,656	—	2,500

Thomas S. Lacy	2003	144,883	23,778	5,000
Vice President,	2002	134,673	61,278	6,500
Neurology/Sleep, North America	2001	131,431	8,010	—

(1)	In addition to the annual compensation listed above, Dr. Raviv also has a split-dollar life insurance policy, the premiums of which have been paid by the Company. The policy has been self-funding since fiscal 1997. The portion of insurance benefit included in Dr. Raviv’s salary for this policy in fiscal 2003 was $1,253. As of February 28, 2003, the amount deemed loaned to Dr. Raviv under this policy aggregated $291,005.

The aggregate amount of all other annual executive compensation in each of the years reported falls below the SEC disclosure requirement limits of the lesser of either (i) $50,000 or (ii) 10% of the total of annual salary and bonus reported for the Named Executive Officer, and therefore is not reported in this document.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

The following table sets forth certain information with respect to individual grants of stock options during the fiscal year ended February 28, 2003 to each of the Named Executive Officers:

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SAR Granted to Employees in Fiscal 2003	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value (1)
Gabriel Raviv, Ph.D.	60,000	23.6%	$4.84	7/10/07	$136,740
Gabriel Raviv, Ph.D.	2,500	1.0%	$4.73	8/22/07	5,470
Roderick G. Johnson	40,000	15.7%	$4.40	7/10/12	101,720
Roderick G. Johnson	2,500	1.0%	$4.30	8/22/12	6,175
Thomas S. Lacy	5,000	2.0%	$3.25	11/15/12	9,265

(1)	The Grant Date Value in the above table was determined using the Black Scholes pricing method with the following weighted average assumptions:

Expected dividend yield	—
Expected stock price volatility	60.1%
Risk free interest rate	3.5%
Expected life of options (years)	5.7

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended February 28, 2003 by the Named Executive Officers and the number and value of unexercised options held by the Named Executive Officers as of February 28, 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End Exercisable/ Unexercisable
Gabriel Raviv, Ph.D.	0	$0	29,000 / 97,500	$34,571 / $22,150
Roderick G. Johnson	0	$0	79,375 / 103,125	$ 4,375 / $38,875
Thomas S. Lacy	0	$0	13,625 / 10,625	$18,250 / $16,719

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

In May 1986, the Company entered into an employment agreement with Gabriel Raviv, Ph.D. The agreement is for two-year renewable periods and provides for a salary with annual cost of living or other adjustments, benefits and bonuses as the Board of Directors may determine which, for salary and bonus related to fiscal 2003, aggregated $422,654. The agreement provides for Dr. Raviv’s right to terminate his employment upon any change in control of the Company and to receive upon such termination compensation approximately equal to three times the present value of the average annual compensation received by Dr. Raviv during the five years preceding the year in which the change in control occurs, less any compensation arising out of any stock option or the value of life insurance policies transferred to Dr. Raviv upon such termination. The agreement includes confidentiality and nondisclosure provisions and covenants not to compete for one year after termination of employment.

In September 1999, the Company entered into an employment agreement with Roderick G. Johnson. The agreement is for an initial term of three years and is renewable for successive one-year terms thereafter, and provides for a salary to be reviewed at least annually by the Board of Directors, as well as benefits and bonuses as the Board of Directors may determine which, for salary and bonus related to fiscal 2003, aggregated $318,508 The agreement provides for the payment of one and one-half years of base salary as defined, as well as certain expenses, bonuses and benefits in the event of termination without cause by the Company. The agreement further provides for the payment of three times his then current base salary should certain actions occur as a result of a change in control of the Company. The agreement also includes confidentiality and non-disclosure provisions and covenants not to compete for eighteen months after termination of employment.

In connection with his appointment as Vice President, Sales & Marketing of the Company in January 1994, the Company agreed to pay to Thomas S. Lacy a severance payment equal to twelve months’ salary if his employment with the Company is terminated at any time, such severance payment to be based upon his minimum annual salary at the time of any such termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and greater than 10% beneficial owners were complied with, on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains a 1994 stock option plan (the “Plan”) pursuant to which it may grant equity awards to eligible persons. The following table summarizes information about equity awards under the Plan as of February 28, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options ( b)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by security holders	988,725	$4.16	611,275
Equity compensation plans not approved by security holders	—	$—	—

Total	988,725	$4.16	611,275

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total return on the Company’s Common Stock against the cumulative total return of a NASDAQ market index and a peer group index for the period of five fiscal years ended February 28, 2003. The peer group index, SIC industry code 3845 designated below as the industry index, is comprised of companies classified as electromedical equipment. The total returns assume $100 invested on February 28, 1998 with reinvestment of dividends. The Company has not paid dividends on its Common Stock and has no present plans to do so.

Comparison of Cumulative Total Return

Among Bio-logic, the Nasdaq Composite Index and

SIC Industry Code 3845, Electromedical Equipment

Assumes $100 invested on February 28, 1998, with reinvestment of dividends.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending February 28, 2004. Grant Thornton was the independent public accountant for the Company for its fiscal year ended February 28, 2003. A representative of Grant Thornton is expected to be present at the Meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If, prior to the next annual meeting of stockholders, such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors.

Audit Fees

The fees billed or expected to be billed by Grant Thornton for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended February 28, 2003 and 2002 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB totaled approximately $87,000 and $102,000, respectively.

Financial Information Systems Design and Implementation Fees

Grant Thornton LLP did not perform any financial information systems design and implementation services for the Company for the fiscal year ended February 28, 2003.

All Other Fees

The aggregate fees billed or expected to be billed by Grant Thornton for other services rendered to the Company for the fiscal years ended February 28, 2003 and 2002 totaled approximately $95,000 and 106,000, respectively.

The Audit Committee has considered and determined that Grant Thornton’s provision of non-audit services to the Company during fiscal 2003 was compatible with maintaining their independence.

GENERAL

The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the best judgment of the persons appointed to vote the proxies.

The Company will bear the cost of preparing, assembling and mailing all proxy materials that may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies, for no additional compensation, by telephone. The Company does not expect to pay any compensation for the solicitation of proxies.

The Annual Report of the Company for the fiscal year ended February 28, 2003 is being mailed with this Proxy Statement to stockholders entitled to vote at the Meeting. A copy of the Company’s Annual Report on Form 10-K for its fiscal year ended February 28, 2003, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request to Bio-logic Systems Corp., One Bio-logic Plaza, Mundelein, Illinois 60060, Attn: Investor Relations.

STOCKHOLDER PROPOSALS

All proposals of stockholders intended to be presented at the Company’s next Annual Meeting of Stockholders must be received at the Company’s executive office no later than February 29, 2004, for inclusion in the proxy statement and form of proxy related to that meeting.

By Order of the Board of Directors

Gabriel Raviv, Ph.D., Chairman

and Chief Executive Officer

Dated:    June 27, 2003

                        ANNUAL MEETING OF STOCKHOLDERS OF

                            BIO-LOGIC SYSTEMS CORP.

                                 August 25, 2003

                           Please date, sign and mail
                             your proxy card in the
                     envelope provided as soon as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                    VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   Election of Directors:

     [_] FOR ALL NOMINEES

     [_] WITHHOLD AUTHORITY FOR ALL NOMINEES

     [_] FOR ALL EXCEPT
         (See instructions below)

NOMINEES:
     o   Gil Raviv
     o   Roderick G. Johnson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o

2    In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
[_]

Signature of Stockholder                          Date:
                        ------------------------       ----------------------

Signature of Stockholder                          Date:
                        ------------------------       ----------------------

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             BIO-LOGIC SYSTEMS CORP.
                               ONE BIO-LOGIC PLAZA
                            MUNDELEIN, ILLINOIS 60060
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Bio-logic Systems Corp., a company organized under the laws of the State of Delaware, hereby appoints Gabriel Raviv and Craig
W. Moore as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of
Common Stock of Bio-logic Systems Corp. held of record by the undersigned on
June 26, 2003 at the Annual Meeting of Stockholders to be held on August 25,
2003, at 10:00 A.M. Central Daylight Time or at any adjournment thereof.

                (Continued and to be signed on the reverse side)